                                                                     EXHIBIT 4.2
                                                                     -----------

                                                      FORM OF FLOATING RATE NOTE
                                                      --------------------------

                                [Face of Note]

CUSIP NO.____            TUPPERWARE FINANCE COMPANY B.V.

REGISTERED
NO. FLR__                  MEDIUM-TERM NOTE, SERIES A     PRINCIPAL AMOUNT:$____


                         UNCONDITIONALLY GUARANTEED BY
                            TUPPERWARE CORPORATION


          If this Security is a global Security, the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          The following summary of terms is subject to the information set forth herein:

SPECIFIC CURRENCY:                                     EXCHANGE RATE AGENT
(If other than U.S. Dollars):                          (If Specified Currency is
                                                       other than U.S. Dollars):

EXCHANGE RATE:   U.S. $1.00 = _____
                                                       OPTIONAL REDEMPTION:                        [_] YES  [_] NO
ORIGINAL ISSUE DATE:
                                                       INITIAL REDEMPTION DATE:
                                                       REDEMPTION PERIODS:

STATED MATURITY:                                       INITIAL REDEMPTION PERCENTAGE:

                                                       ANNUAL PERCENTAGE
                                                       REDEMPTION REDUCTION:

AUTHORIZED DENOMINATIONS                               REDEMPTION PRICE:  The Initial Redemption Percentage,
(If other than $100,000 and integral multiples         as adjusted downward by the Annual Percentage Redemption
of $1,000 in excess thereof or if Specified            Reduction on each anniversary of the Initial Redemption Date
Currency is other than U.S. Dollars):                  (until the adjusted percentage is 100%), multiplied by the unpaid Principal Amount of the Security or the portion thereof to be redeemed.


FORM:               [_] GLOBAL                         OPTION TO ELECT REPAYMENT:                  [_] YES [_] NO
                    [_] CERTIFICATED
PAYING AGENT (If other than the Trustee):              OPTIONAL REPAYMENT DATE[S]:
INTEREST RATE BASIS:                                   OPTIONAL REPAYMENT PRICE[S]:

INDEX MATURITY:
REGULAR RECORD DATES:

INTEREST PAYMENT DATES:                                OPTIONAL INTEREST RESET:                    [_] YES [_] NO

INITIAL INTEREST RATE:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

SPREAD:

SPREAD MULTIPLIER:

RESERT PERIOD:

INTEREST RESET DATES:

INTEREST DETERMINATION DATES:

CALCULATION AGENT:

OVERDUE RATE:                                          OPTIONAL INTEREST RESET DATE[S]:

DEPOSITARY:                                            OPTIONAL EXTENSIONS OF ORIGINAL STATED
                                                       MATURITY DATE:                              [_] YES [_] NO

                                                       EXTENSION PERIODS:

                                                       NUMBER OF EXTENSION PERIODS:
AMORTIZING SECURITY:                 [_] YES [_] NO
                                                       FINAL MATURITY DATE:
ANNEX ATTACHED (and
incorporated by reference herein):   [_] YES [_] NO    OTHER PROVISIONS:

          If this Security was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE DISCOUNT SECURITY:    [_] YES [_] NO    ISSUE PRICE (expressed as a percentage of aggregate principal amount):

YIELD TO MATURITY:

          TUPPERWARE FINANCE COMPANY B.V., a corporation organized and existing under the laws of The Netherlands (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________________ ___________________________________________________________ or registered assigns, the principal sum specified above on the Stated Maturity shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

          Interest will be paid on the Interest Payment Date or Dates specified above, at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis, the Spread, if any, and/or the Spread Multiplier, if any, specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below) until the principal hereof is paid or made available for payment and on the Stated Maturity, and, if specified above, interest will accrue on any overdue principal and on any overdue installment of interest (to the extent that such interest is legally enforceable) at the Overdue Rate per annum specified above. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered in the Security register at the close of business on the regular record date specified above (a "Regular Record Date") next preceding such Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal will be payable. The first payment of interest on any Security originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Securities not less than 10 calendar days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          If this Security is a Global Security as specified above, while this Security is represented by one or more Global Securities registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

          If this Security is a certificated Security as specified above, payments of interest and, if this Security is an Amortizing Security as specified above, principal on this Security (other than interest, and if this Security is an Amortizing Security, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing in the Security register on the applicable Regular Record Date. Notwithstanding the foregoing, at the option of the Company, all payments of interest and, if this is an Amortizing Security, principal on this Security may be made by wire transfer of immediately available funds to an account designated by the Holder at a bank located in the United States.

          Payment of principal of, premium, if any, and interest on this Security will be made in the Specified Currency specified above; provided, however, that, if this Security is denominated in other than U.S. dollars, payments of principal, premium, if any, and interest on this Security will nevertheless be made in U.S. dollars: (a) at the option of the Holder of this Security under the procedures described in the two next succeeding paragraphs and (b) at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control as described in the fourth succeeding paragraph. The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of, premium, if any, or interest on any Securities of this series on behalf of the Company and having an office or agency (the "Paying Agent Office") in the City of Chicago (the "Place of Payment"), where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed The First National Bank of Chicago as such Paying Agent. The Company will give prompt written notice to the Trustee of any change in such appointment.

          Except as provided in the next paragraph, payments of interest and principal and premium, if any, for any Security of this series denominated in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Security on the relevant Regular Record Date, or at the Stated Maturity, redemption or repayment of such Security, as the case may be (each date of such Stated Maturity and any such redemption or repayment being referred to herein as a "Maturity" with respect to the principal repayable on such date), has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the Paying Agent Office in the Place of Payment on or before such Regular Record Date, or the date 15 days before such Maturity. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any such request made for any Security by a registered Holder will remain in effect for any further payments of interest and principal and premium, if any, on such Security payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before such Maturity.

          The U.S. dollar amount to be received by a Holder of a Security denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent as of 11:00 a.m., New York City time on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the payment of principal, premium, if any, or interest for any such Security, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Security will be borne by the Holder thereof by deductions from such payment. If this Security is denominated in a Specified Currency other than U.S. dollars,
(i) the Company will at all times appoint and maintain a banking institution that is not an Affiliate of the Company as Exchange Rate Agent hereunder; and
(ii) the Company has initially appointed the Exchange Rate Agent specified above as such Exchange Rate Agent and will give prompt written notice to the Trustee of any change in such appointment.

          Payment of the principal of, premium, if any, and interest on any Security of this series due at Maturity will be made in immediately available funds upon surrender of such Security to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that such Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures.

          If the principal of, premium, if any, or interest on any Security of this series is payable in other than U.S. dollars and such Specified Currency is not available, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Security by making such payments in U.S. dollars on the basis of the most recently available Exchange Rate (as defined on the reverse hereof).

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF AND THE ATTACHED ANNEX, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, TUPPERWARE FINANCE COMPANY, B.V. has caused this instrument to be signed by its duly authorized representatives.


Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION      TUPPERWARE FINANCE COMPANY, B.V.
This is one of the series of Securities
of the series designated herein referred
to in the within-mentioned Indenture.        By:_____________________________
                                                Managing Director


THE FIRST NATIONAL BANK OF CHICAGO,          By:_____________________________
as Trustee                                      Managing Director



By:______________________________
   Authorized Officer

                               [Reverse of Note]

                        TUPPERWARE FINANCE COMPANY B.V.

                          MEDIUM-TERM NOTE, SERIES A

                         UNCONDITIONALLY GUARANTEED BY

                            TUPPERWARE CORPORATION


          SECTION 19.  General.  This Note is one of a duly authorized issue of
                       -------
securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1996 (herein called the "Indenture"), between the Company, Tupperware Corporation (the "Guarantor") and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof. The Securities may be denominated in different currencies, bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, may be subject to different sinking funds, purchase or analogous funds, if any, and may otherwise vary, all as provided in the Indenture. The Securities of this series may be issued from time to time up to an aggregate public offering price of $100,000,000 (or the equivalent thereof in foreign currencies, currency units or composite currencies).

          SECTION 20.    Interest Rate Calculations; Payments.  The interest
                         ------------------------------------
rate on this Security will be equal to the interest rate calculated by reference to the Interest Rate Basis specified on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified on the face hereof as being applicable to this Security and the "Spread Multiplier" is the percentage specified on the face hereof as being applicable to this Security. Specified on the face hereof is the Interest Rate Basis and the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate, if any, applicable to this Security.
Specified on the face hereof are particulars as to the Calculation Agent (unless otherwise specified, The First National Bank of Chicago (in such capacity, the "Calculation Agent")), Index Maturity, Original Issue Date, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date specified on the face hereof (the "Initial Interest Rate"), Interest Determination Dates, Interest Payment Dates, Regular Record Dates and Interest Reset Dates with respect to this Security.

          Except as provided below, the Interest Payment Dates for the payment of interest and, if this Security is an Amortizing Security, principal on this Security will be (i) if this Security resets daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (ii) if this Security resets quarterly, the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (iii) if this Security resets semiannually, the third Wednesday of the two months of each year specified on the face hereof; and (iv) if this Security resets annually, the third Wednesday of the one month of each year specified on the face hereof and, in each case, at Stated Maturity. If any Interest Payment Date, other than Maturity, for this Security is not a Market Day for this Security, (and if the Specified Currency specified on the face hereof is other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)), such Interest Payment Date will be postponed to the next day that is a Market Day for this Note, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Market Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day. If the Maturity for this Security falls on a day that is not a Market Day (and if the Specified Currency specified on the face hereof is other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)), payment of principal, premium, if any, and interest to be made with respect to this Security will be made on the next day that is a Market Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

          The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Reset Period" for this Security, and the first day of each Reset Period being an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Date will be, if this Security resets daily, each Market Day for this Security; if this Security resets weekly (unless the Interest Rate Basis specified on the face hereof is the Treasury
Rate), the Wednesday of each week; if this Security resets weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, the Tuesday of each week (except as specified below); if this Security resets monthly (unless the Interest Rate Basis specified on the face hereof is the 11th District Cost of Funds Rate), the third Wednesday of each month; if this Security resets monthly and the Interest Rate Basis specified on the face hereof is the 11th District Cost of Funds Rate, the first calendar day of the month; if this Security resets quarterly, the third Wednesday of each March, June, September and December; if this Security resets semiannually, the third Wednesday of the two months of each year specified on the face hereof; and if this Security resets annually, the third Wednesday of the one month of each year specified on the face hereof; provided, however, that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof. If the Interest Reset Date is not a Market Day for this Security, the Interest Reset Date will be postponed to the next day that is a Market Day for this Security, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Market Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Market Day for this Security. Each adjusted rate will be applicable on and after the Interest Reset Date to which it relates to but excluding the next succeeding Interest Reset Date or until Maturity.

          The interest rate for each Reset Period will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Reset Period. Unless otherwise specified on the face hereof, the "Interest Determination Date" pertaining to an Interest Reset Date (a) if the Interest Rate Basis specified on the face hereof is Commercial Paper Rate (the "Commercial Paper Interest Determination Date"), (b) if the Interest Rate Basis specified on the face hereof is CD Rate (the "CD Interest Determination Date"),
(c) if the Interest Rate Basis specified on the face hereof is CMT Rate (the "CMT Interest Determination Date"), (d) if the Interest Rate Basis specified on the face hereof is Federal Funds Rate (the "Federal Funds Interest Determination Date"), (e) if the Interest Rate Basis specified on the face hereof is Kenny Rate (the "Kenny Rate Interest Determination Date") or (f) if the Interest Rate Basis specified on the face hereof is Prime Rate (the "Prime Interest Determination Date"), will be the second Market Day prior to such Interest Reset Date as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date, if the Interest Rate Basis specified on the face hereof is 11th District Cost of

Funds Rate (the "11th District Interest Determination Date"), will be the last Market Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below under "Determination of 11th District Cost of Funds Rate"). Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date, if the Interest Rate Basis specified on the face hereof is LIBOR (the "LIBOR Interest Determination Date"), will be the second London Business Day immediately preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date, if the Interest Rate Basis specified on the face hereof is Treasury Rate (the "Treasury Interest Determination Date"), will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date falls on any Interest Reset Date for this Security (if the Interest Rate Basis specified on the face hereof is Treasury
Rate), then such Interest Reset Date will instead be the first Market Day immediately following such auction date. Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Market Day, the next day that is a Market Day, or (ii) the Market Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

          "Business Day", for any particular location, means, unless otherwise in such location specified on the face hereof, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close. "Market Day" means any Business Day in The City of New York and, if the Interest Rate Basis specified on the face hereof is LIBOR, is also a London Business Day. "London Business Day" means any day (a) if the Designated LIBOR Currency is other than the ECU, on which dealings in deposits in such Designated LIBOR Currency are transacted in the London interbank market or (b) if the Designated LIBOR Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs will not be made.

          "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified on the face hereof.

          Unless otherwise specified on the face hereof, if this Security is an Amortizing Security, payments with respect to this Security will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Security is an Amortizing Security, a table setting forth repayment information in respect to this Security will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

          Unless otherwise specified on the face hereof, payments on this Security with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Accrued interest is calculated by multiplying the principal amount of this Security by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the Original Issue Date, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, CD Rate, Federal Funds Rate, 11th District Cost of Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, if the Interest Rate Basis specified on the face hereof is CMT Rate or Treasury Rate, or by 365 days if the Interest Rate Basis specified on the face hereof is Kenny Rate.

          The Calculation Agent will calculate the interest rate on this Security, as provided below. The Calculation Agent will, upon the request of the Holder of this Security, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Security. For purposes of calculating the rate of interest payable on this Security, the Company has entered into or will enter into an agreement with the Calculation Agent. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

          Notwithstanding the determination of the interest rate as provided below, the interest rate on this Security for any interest period will not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified on the face hereof. The interest rate on this Security will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States law of general application.

DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, the interest rate determined with respect to any Commercial Paper Interest Determination Date will be the Commercial Paper Rate on such Commercial Paper Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

          Unless otherwise specified on the face hereof, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may be any agent offering or selling any Security of this series) selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Interest Determination Date.

          "Money Market Yield" will be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:


                   Money Market Yield  =       D x 360     x 100
                                            -------------
                                            360 - (D x M)


where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

DETERMINATION OF CD RATE. If the Interest Rate Basis specified on the face hereof is CD Rate, the interest rate determined with respect to any CD Interest Determination Date will be the CD Rate on such CD Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

          Unless otherwise specified on the face hereof, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate with respect to such CD Interest Determination Date will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the CD Rate with respect to such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect immediately prior to such CD Interest Determination Date.

DETERMINATION OF CMT RATE. If the Interest Rate Basis specified on the face hereof is CMT Rate, the interest rate determined with respect to any CMT Interest Determination Date will be the CMT Rate on such CMT Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

          Unless otherwise specified on the face hereof, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as specified on the face hereof, ended immediately preceding the week in which the applicable CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may be any agent offering or selling any Securities of this series) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate with respect to such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate with respect to such CMT Interest Determination Date will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect immediately prior to such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

          "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as published in H.15(519)), for the purpose of displaying Treasury Constant Maturities as published in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page will be 7052, for the most recent week.

          "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury Securities (either one, two, three, five, seven, ten, twenty or thirty years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index will be two years.

DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the interest rate determined with respect to any Federal Funds Interest Determination Date will be the Federal Funds Rate on such Federal Funds Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

          Unless otherwise specified on the face hereof, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect immediately prior to such Federal Funds Interest Determination Date.

DETERMINATION OF 11TH DISTRICT COST OF FUNDS RATE. If the Interest Rate Basis specified on the face hereof is 11th District Cost of Funds Rate, the interest rate determined with respect to any 11th District Interest Determination Date will be the 11th District Cost of Funds Rate on such 11th District Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

          Unless otherwise specified on the face hereof, "11th District Cost of Funds Rate" means, with respect to any 11th District Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such 11th District Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement.
If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such 11th District Interest Determination Date, then the 11th District Cost of Funds Rate with respect to such 11th District Interest Determination Date will be the 11th District Cost of Funds Rate then in effect on such 11th District Interest Determination Date.

KENNY RATE NOTES. If the Interest Rate Basis specified on the face hereof is Kenny Rate, the interest rate determined with respect to any Kenny Rate Interest Determination Date will be the Kenny Rate on such Kenny Rate Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

          Unless otherwise specified on the face hereof, "Kenny Rate" means, with respect to any Kenny Rate Interest Determination Date, the high grade weekly index (the "Weekly Index") on such date made available by J.J. Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and will be, based upon 30-day yield evaluations at par of bonds, the interest on which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which will include, without limitation, issuers of general obligation bonds. The specified issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based will not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Code and (C) not subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the Kenny Rate with respect to any Kenny Rate Interest Determination Date will be 67% of the rate determined as if the Treasury Rate option had been originally selected.

DETERMINATION OF LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate determined with respect to any LIBOR Interest Determination Date will be LIBOR on such LIBOR Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

          Unless otherwise specified on the face hereof, LIBOR means, with respect to any LIBOR Interest Determination Date, the rate determined by the Calculation Agent in accordance with the following provisions:

     (a) either (i) the arithmetic mean of the offered rates for deposits in the Index Currency for the period of the applicable Index Maturity which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (ii) the rate for deposits in the Index Currency for the period of the applicable Index Maturity that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page

"3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate has been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (b) below.

     (b) If fewer than two offered rates appear on the Reuters Screen LIBO Page or no rate appears on Telerate Page 3750, as applicable, the Calculation Agent will request the principal London offices of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in the Index Currency for the period of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 a.m., London time, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million or the approximate equivalent thereof in the applicable Index Currency that is representative of a single transaction in such market at such time. If at least two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such rates. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in the applicable Principal Financial Center (as defined below) selected by the Calculation Agent at approximately 11:00 a.m. in such Principal Financial Center, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date for loans in the Index Currency to leading European banks, for the period of the applicable Index Maturity and in a principal amount equal to an amount of not less than U.S. $1 million or the approximate equivalent thereof in the applicable Index Currency that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

     "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to United States dollars, Deutsche marks, Italian lira, Swiss francs, Dutch Gilders and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Milan, Zurich, Amsterdam and Luxembourg, respectively.

DETERMINATION OF PRIME RATE. If the Interest Rate Basis specified on the face hereof is Prime Rate, the interest rate determined with respect to any Prime Interest Determination Date will be the Prime Rate on such Prime Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

          Unless otherwise specified on the face hereof, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as such bank's prime rate or base lending rate as in effect with respect to such Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 with respect to such Prime Interest Determination Date, the Prime Rate with respect to such Prime Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect immediately prior to such Prime Interest Determination Date. "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page as may replace the USPRIME1 page on the service for the purpose of displaying the prime rate or base lending rate of major banks).

DETERMINATION OF TREASURY RATE. If the Interest Rate Basis specified on the face hereof is Treasury Rate, the interest rate determined with respect to any Treasury Interest Determination Date will be the Treasury Rate on such Treasury Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

          Unless otherwise specified on the face hereof, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading, "U.S. Government Securities/Treasury Bills Auction Average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the average auction rate on such Treasury Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that such rate is not available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date will be the rate set forth in H.15(519) for the relevant Treasury Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, the Treasury Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Interest Determination Date.

          The Calculation Agent will calculate the interest rate on this Security in accordance with the foregoing no later than the Calculation Date. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

          All percentages resulting from any calculation with respect to this Security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Security will be rounded to the nearest cent (with one-half cent being rounded upward)

          SECTION 21.  Redemption.   This Security will be redeemable at the
                       ----------
option of the Company prior to the Stated Maturity only if an Initial Redemption Date is specified on the face hereof. If so specified, this Security will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date in whole or from time to time in part in increments of $100,000 or the minimum denomination, if any, specified on the face hereof (provided that any remaining principal amount hereof shall be at least $1,000 or such minimum denomination), at the Redemption Price specified on the face hereof, plus accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to this Security prior to the date of redemption will be payable to the Holder of this Security of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. In the event of redemption of this Security in part only, this Security will be canceled and a new Security or Securities representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

          SECTION 22.  Repayment.  If so specified on the face hereof, this
                       ---------
Security will be repayable, in whole or in part, prior to Stated Maturity at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof at the Optional Repayment Price or Prices specified on the face hereof, plus accrued and unpaid interest to but excluding the date of repayment. The principal amount of a new Security or Securities to be issued to the Holder for the portion of such Security not being repaid must be $100,000 or an integral multiple of $1,000 in excess thereof. In order for this Security to be repaid prior to Stated Maturity, the Paying Agent must receive at least 30 but not more than 45 calendar days prior to an Optional Repayment Date (i) this Security with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Security with such form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of this Security will be irrevocable, except that a Holder who has tendered this Security for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Optional Repayment Date. The repayment option may be exercised by the Holder of this Security for less than the entire principal amount of this Security provided that the principal amount of this Security remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment this Security will be canceled and a new Security or Securities for the remaining principal amount hereof will be issued in the name of the Holder hereof.

          If this Security is a Global Security as specified on the face hereof, while this Security is represented by one or more Global Securities registered in the name of the Depositary or its nominee, the option for repayment may be exercised by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Security, by delivering a written notice substantially similar to the form below entitled "Option to Elect Repayment" duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to an Optional Repayment Date. A notice of election from a participant on behalf of the beneficial owner of this Security to exercise the option to have this Security repaid must be received by the Trustee prior to 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Security must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this Security should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Security shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Security, on the Depositary's records, to the Trustee.

          SECTION 23.  Optional Interest Reset.  If so specified on the face
                       -----------------------
hereof, the Spread and/or Spread Multiplier specified on the face hereof may be reset by the Company on the Optional Interest Reset Date or Dates specified on the face hereof. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date. If the Company so notifies the Trustee of such exercise, not later than 40 calendar days prior to such Optional Interest Reset Date, the Trustee will send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Security a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the Spread and/or Spread Multiplier, (ii) such new Spread and/or Spread Multiplier and (iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of this Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

          Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a Spread or Spread Multiplier resulting in a higher interest rate for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such Spread or Spread Multiplier resulting in a higher interest rate to the Holder of this Security. Such notice will be irrevocable. All Securities with respect to which the Spread and/or Spread Multiplier is reset on an Optional Interest Reset Date to a Spread or Spread Multiplier resulting in a higher interest rate will bear such Spread or Spread Multiplier resulting in a higher interest rate, whether or not tendered for repayment as provided in the next paragraph.

          If the Company elects prior to an Optional Interest Reset Date to reset the interest rate of this Security, the Holder of this Security will have the option to elect repayment of this Security, in whole but not in part, by the Company on such Optional Interest Reset Date at a price equal to the principal amount hereof plus accrued and unpaid interest to but excluding such Optional Interest Reset Date. In order for this Security to be so repaid on an Optional Interest Reset Date, the Holder must follow the procedures specified under
Section 4 for optional repayment, except that the period for delivery of this Security or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. If the Holder has tendered this Security for repayment following receipt of a Reset Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

          SECTION 24.  Optional Extension of Maturity.  If so specified on the
                       ------------------------------
face hereof, the Stated Maturity of this Security may be extended at the option of the Company for one or more periods of from one to five whole years, as specified on the face hereof (each an "Extension Period"), up to but not beyond the date (the "Final Maturity Date") specified on the face hereof. The Company may exercise such option with respect to this Security by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of this Security in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Security a notice (the "Extension Notice") relating to such Extension Period indicating (i) that the Company has elected to extend the Stated Maturity of this Security, (ii) the new Stated Maturity, (iii) the Spread and/or Spread Multiplier applicable to such Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the Trustee's sending of the Extension Notice, the Stated Maturity of this Security will be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, this Security will have the same terms as prior to the sending of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date of this Security, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a Spread or Spread Multiplier resulting in a higher interest rate for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate to the Holder of this Security. Such notice will be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such Spread or Spread Multiplier resulting in a higher interest rate for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

          If the Company extends the Stated Maturity of this Security (or an Extension Period, as applicable), the Holder will have the option to elect repayment of this Security, in whole but not in part, by the Company on the Original Stated Maturity Date (or last day of such Extension Period) at a price equal to the principal amount hereof, plus accrued and unpaid interest to but excluding such date. In order for this Security to be so repaid on the Original Stated Maturity Date (or last day of such Extension Period), the Holder of this Security must follow the procedures specified under Section 4 for optional repayment, except that the period for delivery of this Security or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date (or last day of such Extension Period). If the Holder has tendered this Security for repayment following receipt of an Extension Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date (or last day of such Extension Period).

          SECTION 25.  Sinking Fund.  This Security is not subject to a sinking
                       ------------
fund unless otherwise specified on the face hereof.

          SECTION 26.  Original Issue Discount Securities.  Notwithstanding
                       ----------------------------------
anything herein to the contrary, if this Security is an Original Issue Discount Security as specified on the face hereof, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment hereof prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, will be the Amortized Face Amount of this Security as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of this Security will be the amount equal to (a) the principal amount of this Security multiplied by the Issue Price specified on the face hereof plus (b) the portion of the difference between the dollar amount determined pursuant to the preceding clause (a) and the principal amount hereof that has accreted at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment but in no event will the Amortized Face Amount of this Security exceed its principal amount.

          SECTION 27.  Events of Default.  If any Event of Default with respect
                       -----------------
to Securities of this series shall occur and be continuing, the principal of the Security of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Security is an Original Issue Discount Security, the amount so declared to be due and payable will be the Amortized Face Amount of this Security as of the date of such declaration as specified under Section 8.

          SECTION 28.  Modification or Waiver; Obligation of the Company
                       -------------------------------------------------
Absolute. The Indenture permits, with certain exceptions as therein provided,
--------
the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

          SECTION 29.  Assumption of Obligations by Guarantor  The Guarantor,
                       --------------------------------------
without the consent of the Holder hereof, may, or may be required to, assume all of the obligations of the Company hereunder and under the Indenture with respect to the Securities in the manner and with the effect provided in the Indenture.

          SECTION 30.  Authorized Denominations.  Unless otherwise specified on
                       ------------------------
the face hereof, the Securities of this series are issuable only in registered form, without coupons, in denominations of (i) if denominated in U.S. dollars, $100,000 and integral multiples of $1,000 in excess thereof or (ii) if denominated in a Specified Currency other than U.S. dollars, the amount of such Specified Currency equivalent (at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the sixth Business Day in The City of New York and in the country issuing such

Currency (or, for ECUs, Brussels) next preceding the Original Issue Date) to U.S. $100,000 (rounded to the nearest 1,000 units of such Specified Currency) and integral multiples of 1,000 units of such Specified Currency in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          SECTION 31.  Registration of Transfer.  As provided in the Indenture
                       ------------------------
and subject to certain limitations therein set forth, and to the limitations described below, if applicable, the transfer of this Security is registerable in the Security register upon surrender of this Security registration of transfer at the office or agency of the Company maintained for that purpose in the City of Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which shall initially be the Trustee, One First National Plaza, Chicago, Illinois 60670 (Attention: Corporate Trust Department), or at such other address as it may designate as its principal corporate trust office in the City of Chicago), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same and aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          SECTION 32.  Owners.  Prior to due presentment of this Security for
                       ------
registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          SECTION 33.  No Recourse Against Certain Persons.  No recourse for the
                       -----------------------------------
payment of the principal of, and premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any Supplemental Indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, managing director or director, as such, past, present or future, of the Company, the Guarantor or of any successor corporation of either of them, either directly or through the Company, the Guarantor or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

          SECTION 34.  Defeasance.  The Indenture with respect to any series
                       ----------
will be discharged and canceled except for certain sections thereof, subject to the term of the Indenture, upon compliance with and in accordance with Article Ten of the indenture.

          SECTION 35.  Governing Law; Jurisdiction.  The Indenture and the
                       ---------------------------
Securities shall be governed by and construed in accordance we laws of the State of New York.

          The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City and County of New York over any suit, action or proceeding arising out of or relating to this Security. The Company has appointed Tupperware Corporation as its agent upon whom process may be served in any such suit, action or proceeding, with a copy to the Company c/o Tupperware Corporation, P.O. Box 2353, Orlando, Florida 32802 Attention: General Counsel; provided that failure
                                                         --------
to deliver any such copy to the Company shall not affect the validity or effectiveness of any such service or process.

          SECTION 36.  Defined Terms.  All terms used in this Security which are
                       -------------
defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein.

                           OPTION TO ELECT REPAYMENT

       [To be completed only if this Security is repayable at the option of the Holder and the Holder elects to exercise such rights]


          The undersigned owner of this Security hereby irrevocably elects to have the Company repay (i) the principal amount of this Security or portion hereof below designated at the applicable Optional Repayment Price indicated on the face hereof plus accrued and unpaid interest to but excluding the date of repayment, if this Security is to be repaid pursuant to Section 4 of this Security, or (ii) 100% of the principal amount of this Security plus accrued and unpaid interest to but excluding the Optional Interest Reset Date, if this Security is to be repaid pursuant to Section 5 hereof, or to but excluding the Original Stated Maturity Date, if this Security is to be repaid pursuant to
Section 6 hereof. If a portion of this Security is not being repaid pursuant to clause (i) above, specify the principal amount to be repaid and the denomination or denominations (which will not be less than the minimum authorized denomination) of the Security or Securities to be issued to the Holder for the portion of this Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid):


_______________________________________
Dated:_________________________________       __________________________________
                                              Signature
                                              Sign exactly as name appears on
                                              the front of this Security.

Principal amount to be repaid if amount       Indicate address where check is to
to be repaid is pursuant to clause (i)        be sent, if repaid:
above and is less than the entire
principal amount of this Security
(principal amount remaining must be
an authorized denomination)                   __________________________________

                                              __________________________________

$______________________________________

(which will be an integral multiple of
U.S. $1,000)

Denomination or denominations of the          SOCIAL SECURITY OR OTHER TAXPAYER
Security or Securities to be issued for       ID NUMBER
the portion of this Security not being
repaid  pursuant to clause (i) above


_______________________________________       __________________________________

_______________________________________       __________________________________

                                 ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

          UNIF GIFT MIN ACT                       Custodian
                                   -------------------------------------------

                                   (Cust)                        (Minor)

                                        Under Uniform Gifts to Minors Act
                                   -------------------------------------------

                                                  (State)

          Additional abbreviations may also be used though not in the above list.


                                 ____________

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________

___________________________________________

________________________________________________________________________________
  PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:_____________          ___________________________________________________
                             Signature
                             Sign exactly as name appears on the front of this Security [SIGNATURE MUST BE GUARANTEED by a commercial bank, a trust company or by a member of the New York Stock Exchange]


     NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                   GUARANTEE


          FOR VALUE RECEIVED, Tupperware Corporation, a Delaware corporation (the "Guarantor"), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, and premium, if any, or interest on or additional amounts with respect to said Security, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

          The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of and premium, if any, or interest on is due and payable, whether Tupperware Finance Company B.V. (the "Company") has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company. The Guarantor agrees to pay any additional amounts as soon as practicable after such amounts become payable and the Company fails to make full payment thereof.

          The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

          The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Securities of the series upon which this Guarantee is endorsed then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on all the Securities of such series shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

          Notwithstanding anything to the contrary contained herein, if following any payment of principal, premium or interest by the Company on the Securities to the Holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such Holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

          The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of this Guarantee and to constitute the same as the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with applicable laws.

          This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee (or the Authenticating Agent).

          This Guarantee shall be governed by the laws of the State of New York.

          All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          IN WITNESS WHEREOF, TUPPERWARE CORPORATION has caused this Guarantee to be signed in its corporate name by the signature of one of its officers thereunto duly authorized and has caused its corporate seal to be affixed hereunto or imprinted or otherwise reproduced hereon.


                                         TUPPERWARE CORPORATION



                                         By:____________________________________
                                            Authorized Officer



272033.02